[LOGO] FIDELITY              1009 PERRY HIGHWAY o PITTSBURGH, PENNSYLVANIA 15237
       BANCORP, INC.                   TELEPHONE 412/367-3300 o FAX 412/364-6504
================================================================================

                                 PRESS RELEASE


RELEASE DATE:                         CONTACT:
November 9, 2005                      Mr. Richard G. Spencer
                                      President and Chief Executive Officer
                                      (412) 367-3300
                                      E-mail: rspencer@fidelitybank-pa.com


                             FIDELITY BANCORP, INC.
                             ----------------------
                           ANNOUNCES YEAR-END EARNINGS
                           ---------------------------
                                 FOR FISCAL 2005
                                 ---------------


PITTSBURGH, PA - November 9, 2005 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (the "Company") (NASDAQ: FSBI), the holding company for Fidelity Bank today announced unaudited earnings for the year ended September 30, 2005 of $3.86 million, or $1.26 per share (diluted), compared to $4.32 million, or $1.41 per share (diluted) for the prior year. The Company's return on average assets was .59% and return on average equity was 9.21% for fiscal 2005, compared to ..69% and 10.62% for the prior year.

Net income for the three-month period ending September 30, 2005, was $953,000, or $.31 per share (diluted), compared to $1.04 million, or $.34 per share (diluted) for the same period in the prior year. Annualized return on assets was ..57% and return on equity was 9.03% for the fiscal 2005 period, compared to .66% and 10.14%, respectively, for the same period in the prior year.

Net interest income before provision for loan losses increased $521,000 or 3.9% to $13.84 million for the year ending September 30, 2005, compared to $13.32 million in the prior year. Net interest income before provision for loan losses was $3.41 million for the three-months ended September 30, 2005, unchanged from the prior year period. The increase for the year ended September 30, 2005 primarily reflects an increase in net earning assets partially offset by a decrease in spread. The Company's tax equivalent interest rate spread declined to 2.26% for the year ending September 30, 2005 compared to 2.31% in the prior year.

The provision for loan losses increased to $600,000 for the year ended September 30, 2005, compared to $275,000 in the prior year, and was $175,000 for the three-months ended September 30, 2005 compared to $75,000 in the prior year period. The provision for loan losses is charged to operations to bring the total allowance for loan losses to a level that reflects management's best estimates of the losses inherent in the portfolio. An evaluation of the loan portfolio, current economic conditions and other factors is performed each month at the balance sheet date. Net

[LOGO] FIDELITY                                        PRESS RELEASE (continued)
       BANCORP, INC.
================================================================================

charge-offs for fiscal 2005 were $612,000. Non-performing assets and foreclosed real estate were .47% of total assets at September 30, 2005, and the allowance for loan losses was 108.7% of non-performing loans and .75% of net loans at that date.

Other income increased $21,000 or .6% to $3.79 million for the year ended September 30, 2005, compared to $3.77 million for the same period last year. For the three-months ended September 30, 2005, other income was $936,000, an increase of $103,000 or 12.4% over the prior year period. The increase for the current fiscal period primarily reflects an increase in other income of $91,000, partially offset by a decrease in the gain on sale of investment securities of $73,000. The increase for the three-month period ended September 30, 2005 primarily relates to increased gains on the sale of investment securities of $36,000 and increases in other income of $28,000, deposit service charges and fees of $20,000, and loan service charges and fees of $14,000.

Operating expenses for the year ended September 30, 2005, increased $694,000 or 6.1% to $12.17 million compared to $11.48 million for the prior year. For the three-month period in this fiscal year, operating expenses increased $162,000 or 5.8% to $2.98 million, compared to $2.82 million in the prior year period. Included in other operating expenses for the year ended September 30, 2005, was a pre-tax charge of $430,000 incurred during the quarter ended March 31, 2005 related to a check kiting fraud discovered in March attributable to one business customer. While a portion or all of the loss may ultimately be recovered, the customer was unable to provide restitution or adequate collateral and the timing and amount of any recovery is therefore uncertain. The operating expense increase for the year-ended September 30, 2005 is also attributed to increased compensation and benefits expense of $341,000, an increase in office occupancy and equipment expense of $52,000, and an increase in the net loss on foreclosed real estate of $66,000. Partially offsetting these increases were decreases in depreciation expense of $32,000 and other operating expenses of $154,000. The increased components of operating expenses for the three-month period ended September 30, 2005 are primarily compensation and benefits expense of $1.90 million compared to $1.78 million in the prior year period; office occupancy and equipment expense of $274,000 in 2005 compared to $263,000 in 2004; net loss on foreclosed real estate of $137,000 in 2005 compared to $21,000 in 2004. These increases were partially offset by a decrease in other operating expenses to $465,000 in 2005 from $538,000 in 2004.

Provision for income taxes decreased $19,000 or 1.9% to $997,000 for the year ended September 30, 2005 compared to $1.02 million for fiscal 2004. The effective tax rates for the year ended September 30, 2005 and 2004 were approximately 20.5% and 19.0%, respectively. For the three-months ended September 30, 2005, the provision for income taxes decreased $72,000 to $242,000 compared to $314,000 for the same period last year. The decrease for both the year ending and three-month period ending September 30, 2005 primarily reflects a decreased level of earnings.

Total assets at September 30, 2005 were $677.8 million, an increase of $50.1 million or 8.0% compared to September 30, 2004. Net loans outstanding increased $55.7 million or 19.2% to $346.1 million at September 30, 2005, compared to September 30, 2004. Savings and time deposits increased $7.0 million or 2.0% to $366.8 million at September 30, 2005, as compared to September 30, 2004. Short-term borrowings increased $47.0 million to $111.1 million at September 30, 2005 as compared to September 30, 2004. Long-term debt decreased $6.3 million to $136.0 million at

[LOGO] FIDELITY                                        PRESS RELEASE (continued)
       BANCORP, INC.
================================================================================

September 30, 2005 as compared to September 30, 2004. Stockholders' equity was $42.1 million at September 30, 2005 and September 30, 2004.


The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

[LOGO] FIDELITY                                        PRESS RELEASE (continued)
       BANCORP, INC.
================================================================================

Fidelity Bancorp, Inc. and Subsidiaries
Income Statement for the Three Months and Year Ended
September 30, 2005 and 2004
(In thousands, except per share data)

                                                           Three Months Ended                           Year Ended
                                                           ------------------                           ----------
                                                             September 30,                             September 30,
                                                             -------------                             -------------
                                                       2005                  2004                 2005                 2004
                                                       ----                  ----                 ----                 ----
                                                 (unaudited)           (unaudited)          (unaudited)          (unaudited)
Interest income:
   Loans                                       $      5,130      $          4,404         $     18,859      $        17,401
   Mortgage-backed securities                         1,292                 1,221                5,387                4,440
   Investment securities                              1,876                 1,746                7,410                7,481
   Deposits with other institutions                       2                     2                    8                    3
                                               -------------     -----------------        -------------     ----------------
      Total interest income                           8,300                 7,373               31,664               29,325
                                               -------------     -----------------        -------------     ----------------

Interest expense:
   Savings deposits                                   2,051                 1,835                7,710                7,635
   Borrowed funds                                     2,652                 1,990                9,454                7,870
   Subordinated debt                                    185                   135                  659                  500
                                               -------------     -----------------        -------------     ----------------
      Total interest expense                          4,888                 3,960               17,823               16,005
                                               -------------     -----------------        -------------     ----------------

Net interest income before provision
   for loan losses                                    3,412                 3,413               13,841               13,320
Provision for loan losses                               175                    75                  600                  275
                                               -------------     -----------------        -------------     ----------------
Net interest income after provision
   for loan losses                                    3,237                 3,338               13,241               13,045
                                               -------------     -----------------        -------------     ----------------
Other income:
   Loan service charges and fees                         96                    82                  363                  364
   Gain (loss) on sale of investment
      and mortgage-backed securities                     99                    63                  566                  639
   Gain on sale of loans                                 11                     6                   36                   47
   Deposit service charges and fees                     384                   364                1,401                1,386
   Other operating income                               346                   318                1,422                1,331
                                               -------------     -----------------        -------------     ----------------
      Total other income                                936                   833                3,788                3,767
                                               -------------     -----------------        -------------     ----------------

Operating expenses:
   Compensation and benefits                          1,901                 1,782                7,457                7,116
   Office occupancy and equipment                       274                   263                1,075                1,023
   Depreciation and amortization                        178                   186                  726                  758
   Federal insurance premiums                            12                    13                   51                   54
   Loss on foreclosed real estate, net                  137                    21                  233                  167
   Intangible amortization                               11                    13                   46                   52
   Other operating expenses                             465                   538                2,581                2,305
                                               -------------     -----------------        -------------     ----------------
      Total operating expenses                        2,978                 2,816               12,169               11,475
                                               -------------     -----------------        -------------     ----------------

Income before income tax provision                    1,195                 1,355                4,860                5,337
Income tax provision                                    242                   314                  997                1,016
                                               -------------     -----------------        -------------     ----------------
Net income                                     $        953      $          1,041         $      3,863      $         4,321
                                               =============     =================        =============     ================

Basic earnings per share (1)                   $       0.32      $           0.35         $       1.32      $          1.47
                                               =============     =================        =============     ================
Diluted earnings per share (1)                 $       0.31      $           0.34         $       1.26      $          1.41
                                               =============     =================        =============     ================

(1) Per share earnings have been adjusted to reflect the 10% stock dividends paid in May 2005.

[LOGO] FIDELITY                                        PRESS RELEASE (continued)
       BANCORP, INC.
================================================================================

Balance Sheet Data
(In thousands, except share data)

                                                                    September 30, 2005                       September 30, 2004
                                                                    ------------------                       ------------------
                                                                       (unaudited)                               (unaudited)
Assets:
   Cash and due from depository institutions                            $   9,234                                 $   8,212
   Interest-earning demand deposits                                           636                                       619
   Securities available-for-sale                                          182,156                                   186,112
   Securities held-to-maturity                                            105,316                                   109,334
   Loans receivable, net                                                  346,076                                   290,389
   Loans held for sale                                                        248                                       116
   Foreclosed real estate, net                                                789                                     1,517
   Federal Home Loan Bank stock, at cost                                   12,215                                    11,156
   Accrued interest receivable                                              3,113                                     3,081
   Office premises and equipment                                            5,126                                     5,210
   Other assets                                                            12,893                                    11,981
                                                                        ---------                                 ---------
      Total assets                                                      $ 677,802                                 $ 627,727
                                                                        =========                                 =========

Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                                             $ 366,812                                 $ 359,772
   Short-term borrowings                                                  111,141                                    64,106
   Long-term debt                                                         136,035                                   142,307
   Subordinated notes payable                                              10,310                                    10,310
   Securities sold under agreement to repurchase                            6,674                                     5,118
   Advance payments by borrowers for taxes
      and insurance                                                         1,425                                     1,129
   Other liabilities                                                        3,333                                     2,908
                                                                        ---------                                 ---------
      Total liabilities                                                   635,730                                   585,650
                                                                        ---------                                 ---------

Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,533,632 and
       3,468,979 shares issued (1)                                             35                                        32
   Treasury stock, 587,955 and 528,325 shares (1)                          (9,808)                                   (8,543)
   Additional paid-in capital                                              44,266                                    35,798
   Retained earnings                                                        8,493                                    13,595
   Accumulated other comprehensive income,
      net of tax                                                             (914)                                    1,195
                                                                        ---------                                 ---------
      Total stockholders' equity                                           42,072                                    42,077
                                                                        ---------                                 ---------

      Total liabilities and stockholders' equity                        $ 677,802                                 $ 627,727
                                                                        =========                                 =========

(1) Shares  have been  adjusted to reflect  the 10% stock  dividend  paid in May
    2005.

[LOGO] FIDELITY                                        PRESS RELEASE (continued)
       BANCORP, INC.
================================================================================

Other Data:



                                                      At or For the Year Ended

                                                           September 30,
                                                           -------------

                                                     2005                 2004
                                                     ----                 ----

Return on average assets                            0.59%                0.69%
Return on average equity                            9.21%               10.62%
Equity to assets                                    6.21%                6.70%
Interest rate spread (tax equivalent)               2.26%                2.31%
Net interest margin (tax equivalent)                2.34%                2.39%
Non-interest expense to average assets              1.85%                1.83%
Loan loss allowance to net loans                    0.75%                0.90%
Non-performing loans and real estate
  owned to total assets at end-of-period            0.47%                0.82%


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